Exhibit 2.4

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on March 8, 2016.

/s/ Anthony Giardina
Anthony Giardina
Executive Deputy Secretary of State

Rev. 06/13

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

LYONS BANCORP, INC.

Under Section 805 of the Business Corporation Law

The undersigned, being the President of LYONS BANCORP, INC., pursuant to Section 805 of the New York Business Corporation Law, does hereby certify as follows:

1.            The name of the corporation is LYONS BANCORP, INC.

2.            The Certificate of incorporation of the Corporation was filed by the Department of State on April 15, 1987.

3.            The Certificate of Incorporation, as now in full force and effect, is amended, as authorized by Section 801 of the New York' Business Corporation Law to increase the number of authorized shares of the corporation from 500,000 shares having a par value of $.50 per share, into 2,000,000 common shares, having a par value of S.50 per share. To accomplish the foregoing amendment, Paragraph 4 of the Certificate of Incorporation, as heretofore amended, is hereby amended to read in its entirety as follows:

“The total number of shares which the corporation shall have authority to issue is 2,000,000 common shares, par value $.50 per share.”

4.            The foregoing amendment of the Certificate of Incorporation was duly authorized by the affirmative vote of the Board of Directors of the corporation followed by the affirmative vote of the holders of a majority of the outstanding common shares of the corporation entitled to vote thereon at a meeting of shareholders duly called and held on December 29, 2003.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment in the name and on behalf of Lyons Bancorp, Inc., on the 29th day of December, 2003, and does affirm, under the penalties of perjury, that the statements contained herein have been examined and are true, correct and complete.

LYONS BANCORP, INC.

By:	/s/ Robert Schick
Robert Schick, President

F 031230001 060

RELYEA-75
DRAWDOWN

Under Section 805 of the Business Corporation Law

JB #375

STATE OF NEW YORK
DEPARTMENT OF STATE

DEC 30 2003

FILED
TAX $ 375
BY: Wayne

Filed By:
Relyea Services LLC
P.O. Box 5167
Albany, New York
12205-0167
Customer Reference #- 29347

RELYEA-75

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8008544112 RELYEA SERVICES 375 P03 DEC 30 '03 10:30